Exhibit 99.2

FOR IMMEDIATE RELEASE

Hill International’s Board of Directors Unanimously Rejects Unsolicited

Takeover Proposal and Approves Adoption of Stockholder Rights Plan

Philadelphia, PA — May 5, 2015 — Hill International (NYSE:HIL), the global leader in managing construction risk, announced today that its Board of Directors (the “Board”) has unanimously rejected the unsolicited takeover proposal that it received yesterday from DC Capital Partners, LLC (“DCCP”) to acquire Hill at a purchase price of $5.50 per share in cash on a fully-diluted basis.

After thoroughly considering DCCP’s proposal, the Board determined that the proposal substantially undervalues Hill’s common stock given the company’s current strategic plans and prospects for continued growth and stockholder value creation, among other considerations, and therefore that acceptance of the proposal is not in the best interests of the company or its stockholders.

Separately, the Board unanimously approved the adoption of a stockholder rights plan that is intended to ensure that all stockholders have the opportunity to realize the long-term value of their investment in the company and are protected from coercive and opportunistic takeover attempts.  The plan is also intended to ensure that decisions on corporate strategy and control are made by the Board focused on the best interests of the company and its stockholders over the long-term without undue pressure from coercive short-term tactics.  The decision to adopt the rights plan aims to provide the Board with adequate time to fully assess its options, execute on the company’s strategic plan and promote stockholder value.

Under the rights plan, stockholders of record as of May 18, 2015 will receive one preferred share purchase right for each share of Hill common stock held.  Initially these rights will not be exercisable and will trade with the shares of the company’s common stock.  With certain exceptions, the rights become exercisable if any person or group acquires beneficial ownership of 15% or more of Hill’s common stock.  In that situation, each holder of a right (other than such person or members of such group, whose rights will become void and will not be exercisable) will be entitled to purchase a number of shares of Hill’s common stock that have a market value of twice the exercise price of the right.  Stockholders will not be required to take any action to receive the rights distribution.  Until the rights become exercisable, they will trade with the shares of the company’s common stock.  The rights plan will not have any impact on the reported earnings per share of the company and will not change the manner in which the company’s common stock is currently traded.  Additional details about the rights plan will be included in a Form 8-K to be filed with the U.S. Securities and Exchange Commission.

“Hill’s management team has a strategic plan in place that we believe will significantly increase stockholder value,” said David L. Richter, Hill’s President and Chief Executive Officer.  “We believe that DCCP’s extremely inadequate offer attempts to hijack this value creation away from our existing public stockholders and put it into their private pockets, and our Board found this offer to be completely unacceptable,” added Richter.

Hill International, with 4,800 professionals in 100 offices worldwide, provides program management, project management, construction management, construction claims and other consulting services primarily to the buildings, transportation, environmental, energy and industrial markets.  Engineering News-Record magazine recently ranked

Hill as the ninth largest construction management firm in the United States.  For more information on Hill, please visit our website at www.hillintl.com.

Certain statements contained herein may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is our intent that any such statements be protected by the safe harbor created thereby.  Except for historical information, the matters set forth herein including, but not limited to, any projections of revenues, earnings or other financial items; any statements concerning our plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance, are forward-looking statements.  These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties.  Although we believe that the expectations, estimates and assumptions reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements.  Important factors that could cause our actual results to differ materially from estimates or projections contained in our forward-looking statements are set forth in the Risk Factors section and elsewhere in the reports we have filed with the Securities and Exchange Commission.  We do not intend, and undertake no obligation, to update any forward-looking statement.

Hill International, Inc.

John P. Paolin

Senior Vice President of Marketing and

Corporate Communications

(856) 810-6210

johnpaolin@hillintl.com

The Equity Group Inc.

Devin Sullivan

Senior Vice President

(212) 836-9608

dsullivan@equityny.com

(HIL-G)

### #### ###